Exhibit-23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of China United Insurance Services, Inc. of our report dated December 30, 2010 relating to the financial statements of Henan Law Anhou Insurance Agency Co., LTD, which appear such Registration Statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Kurland and Mohidin LLP
Encino, California
May 13, 2011